Exhibit 99.1

Investor Relations inquiries:	News Media inquiries:
Jerome Holland	Keoni Wagner
Matson, Inc.	Matson, Inc.
510.628.4021	510.628.4534
jholland@matson.com	kwagner@matson.com

FOR IMMEDIATE RELEASE

MATSON ANNOUNCES CLOSING OF $200 MILLION DEBT PRIVATE PLACEMENT

HONOLULU, Hawaii (September 14, 2016) — Matson, Inc. (“Matson” or the “Company”) (NYSE: MATX), a leading U.S. carrier in the Pacific, today announced the issuance of $200 million in privately placed 15-year final maturity senior unsecured notes (the “Notes”) pursuant to a previously announced commitment letter on July 18, 2016.  The Notes will have a weighted average life of approximately 8.5 years and will bear interest at a rate of 3.14 percent, payable semi-annually.  Proceeds of the Notes are expected to be used to pay down the Company’s revolving credit facility and for general corporate purposes.

Joel Wine, Matson’s Senior Vice President and Chief Financial Officer commented, “We are pleased to complete this attractive fixed rate financing that will pay down our revolving credit facility and strengthen our balance sheet as we progress with our four vessel Hawaii fleet renewal program.  We expect to fund the construction of these vessels primarily through the strong cash flows generated by our core businesses, available capacity under our $400 million revolving credit facility, and additional debt financings, which could include Title XI U.S. Government guaranteed vessel finance bonds.”

About Matson

Founded in 1882, Matson is a leading U.S. carrier in the Pacific. Matson provides a vital lifeline to the economies of Hawaii, Alaska, Guam, Micronesia and select South Pacific islands, and operates a premium, expedited service from China to Southern California. The Company’s fleet of 22 owned vessels includes containerships, combination container and roll-on/roll-off ships and custom-designed barges. Matson Logistics, established in 1987, extends the geographic reach of Matson’s transportation network throughout the continental U.S. Its integrated, asset-light logistics services include rail intermodal, highway brokerage, warehousing, and less-than-container load freight consolidation and forwarding to Alaska. Additional information about Matson, Inc. is available at www.matson.com.

Forward-Looking Statements
Statements in this news release that are not historical facts are “forward-looking statements,” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including without limitation those statements regarding cash flow expectations and the adequacy of, and plans for the use of, proceeds generated from the financing.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement, including but not limited to risks and uncertainties relating to: regional, national and international economic conditions; changes in general economic and/or industry-specific conditions; conditions in the financial markets; changes in our credit profile and our future financial performance; our ability to obtain future debt financings; continuation of the Title XI and CCF programs; the ability of the shipyards to construct and deliver the four new vessels on the contemplated timeframes; the impact of future and pending legislation, including environmental legislation; government regulations and investigations; repeal, substantial amendment or waiver of the Jones Act or its application, or our failure to maintain our status as a United States citizen under the Jones Act; and the occurrence of marine accidents, poor weather or natural disasters.  These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.